UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)      October 17, 2003

COGENTRIX ENERGY, INC.

(Exact name of registrant as specified in its chapter)

North Carolina	33-74254	56-1853081

(IRS Employer Identification No.)	(Commission File Number)	(State of incorporation)

9405 Arrowpoint Boulevard, Charlotte, North Carolina 28273-8110

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code     (704) 525-3800

Item 5. Other Events.

     On October 20, 2003, Cogentrix Energy, Inc. (“Cogentrix”) and The Goldman Sachs Group, Inc. (“Goldman Sachs”) issued a press release announcing the proposed acquisition of 100% of the outstanding common stock of Cogentrix by Goldman Sachs. The transaction is described in the press release filed as Exhibit 99.1 hereto and in the Share Purchase Agreement filed as Exhibit 2.1 hereto, which documents are incorporated by reference.

Item 7. Exhibits.

     (c)  Exhibits.

2.1	Share Purchase Agreement among GS Power Holdings, LLC, Cogentrix Energy, Inc. and the Shareholders, dated as of October 17, 2003.
99.1	Press Release issued on October 20, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 20, 2003

COGENTRIX ENERGY, INC.
(Registrant)

By:	Thomas F. Schwartz Group Senior Vice President and Chief Financial Officer (Principal Financial Officer)

2